UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  September 15, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2014, ITT Educational Services, Inc. (the “Company”) entered into a Fifth Amendment to Credit Agreement and Consent (the “Fifth Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  The Fifth Amendment provides for certain amendments to the Credit Agreement dated as of March 21, 2012, as amended by the First Amendment thereto dated as of March 31, 2014 (the “First Amendment”), the Second Amendment thereto dated as of May 29, 2014, the Third Amendment to Credit Agreement, Consent and Waiver (the “Third Amendment”) dated as of June 30, 2014 and the Fourth Amendment to Credit Agreement, Consent and Waiver (the “Fourth Amendment”) dated as of July 30, 2014 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent.  Capitalized terms used in this Form 8-K and not defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Fifth Amendment generally, among other things, provides for an extension of the date by which we must furnish our financial statements for the 2013 fiscal year and the first two fiscal quarters of 2014, expands the conditions and fees related to issuances of letters of credit and further amends certain covenants to which we are subject.  More specifically, the Fifth Amendment provides that:

•
The portion of the commitments of the lenders available for letters of credit is decreased from $98.0 million to $85.0 million.  The decrease was due to the fact that the U.S. Department of Education (the “ED”) has notified the Company that the ED is requiring that the Company submit an irrevocable letter of credit payable to the ED (the “ED Letter of Credit”) in the amount of $79,707,879, as described further in Item 7.01 – Regulation FD Disclosure, below.  Certain letters of credit in an aggregate amount of approximately $2.2 million previously issued by JPMorgan Chase Bank, N.A. are deemed to be letters of credit issued pursuant to the Credit Agreement.  The aggregate commitment of the lenders under the Credit Agreement remains at $135.0 million, unless the Company has not caused the issuance of the ED Letter of Credit by November 15, 2014, in which case the aggregate commitments of the lenders will be reduced to $100.0 million.

•	The amount of cash collateral that the Company is required to provide to the administrative agent related to letters of credit is:

o	increased to 109% with respect to the ED Letter of Credit; and
o	remains at 103% with respect to all other letters of credit.

•
In addition to the participation fee required to be paid by the Company pursuant to the original terms of the Credit Agreement related to letters of credit, which accrues at the same rate used to determine the interest rate applicable to Eurodollar Revolving Loans, the Fifth Amendment provides that an additional participation fee is required to be paid by the Company related to the ED Letter of Credit, which will accrue at a Ticking Fee Rate on the average daily amount of each Lender’s LC Exposure with respect to the ED Letter of Credit.

o
The Ticking Fee Rate is defined as: (a) for the period from September 15, 2014 through and including March 21, 2015, 0.00% per annum, (b) for the period from March 22, 2015 through and including March 21, 2016, 1.00% per annum, (c) for the period from March 22, 2016 through and including March 21, 2017, 2.00% per annum, (d) for the period from March 22, 2017 through and including March 21, 2018, 3.00% per annum, (e) for the period from March 22, 2018 through and including March 21, 2019, 4.00% per annum, (f) for the period from March 22, 2019 through November 15, 2019, 5.00% per annum.

•
The ED Letter of Credit will not be issued unless the mortgages and certain related real estate due diligence items related to the Mortgaged Property and required under the terms of the Fourth Amendment have been fully executed and received by the administrative agent.

•	The ED Letter of Credit, if issued, may be outstanding for a period that expires not later than November 15, 2019.

•
In the event that any net cash proceeds are received by the Company or a Material Subsidiary in connection with any sale, transfer, lease or other disposition of Mortgaged Property, including in connection with any Sale and Leaseback Transaction, any mortgage financing or similar transaction with respect to Mortgaged Property or other incurrences of Indebtedness, such net cash proceeds shall (a) first, be delivered to cash collateralize all then outstanding letters of credit under the Credit Agreement until such time as the administrative agent holds cash collateral that is equal to 109% of the face amount of the ED Letter of Credit and 103% of the face amount of all other letters of credit, or if the ED Letter of Credit has not yet been issued when the net cash proceeds are received, to be held by the administrative agent until the issuance of the ED Letter of Credit and application of the proceeds to cash collateral; and (b) second, be used to repay outstanding borrowings under the Credit Agreement, which repayments shall be accompanied by a corresponding pro rata reduction of the commitment of each lender under the Credit Agreement.

•	All amounts posted as cash collateral for letters of credit will be treated as cash for purposes of determining the Company’s compliance with the minimum Liquidity covenant of the Credit Agreement.

•	Section 6.12(a) of the Credit Agreement is further amended to provide for additional revisions to the Leverage Ratio covenant.

o	Section 6.12(a) of the original Credit Agreement provided that the Company would not permit the Leverage Ratio as of the end of any fiscal quarter to be greater than 1.50 to 1.00.
o
In the First Amendment, Section 6.12(a) of the Credit Agreement was amended to provide that the Leverage Ratio covenant would not apply to the fiscal quarters ending on December 31, 2013 and March 31, 2014.

o
In the Third Amendment, Section 6.12(a) the Credit Agreement was amended to provide that the Company will not permit the Leverage Ratio as of the end of any fiscal quarter, other than the fiscal quarters ending on December 31, 2013 and March 31, 2014, to be greater than (i) 3.00:1.00 as of the end of the fiscal quarter ending on June 30, 2014, (ii) 2.75:1:00 as of the end of the fiscal quarter ending on September 30, 2014, and (iii) 2.50:1:00 as of the end of the fiscal quarters ending on December 31, 2014 and thereafter.

o
In the Fifth Amendment, Section 6.12(a) of the Credit Agreement was further amended to provide that the Company will not permit the Leverage Ratio as of the end of any fiscal quarter, other than the fiscal quarters ending on December 31, 2013 and March 31, 2014, to be greater than (i) 3.00:1.00 as of the end of the fiscal quarter ending on June 30, 2014; and (ii) 2.75:1.00 as of the end of the fiscal quarters ending on September 30, 2014 and thereafter.

•
For purposes of its financial covenants, (i) in calculating EBITDA, the Company is permitted to add back to its net income all charges related to its Private Education Loan Programs, and (ii) in calculating Indebtedness, the Company is permitted to exclude all contingent obligations in respect of letters of credit that have been cash-collateralized pursuant to the terms of the Credit Agreement.

•
Prior to November 15, 2014 (or another date not later than December 15, 2014, if acceptable to the administrative agent), the Company must retain a financial advisor acceptable to the administrative agent.  Based on its discussions with the administrative agent, the Company understands that the financial advisor would be retained to assist the Company in its ongoing efforts to identify and secure alternative financing.

•
The audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal year ending December 31, 2013, required to be furnished by the Company, are required to be furnished by October 15, 2014, instead of September 15, 2014 (the date established by the Fourth Amendment to Credit Agreement).

•
The internally prepared consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal quarter ending March 31, 2014, required to be furnished by the Company, are required to be furnished by October 15, 2014, instead of September 15, 2014 (the date established by the Fourth Amendment to Credit Agreement).

•
The internally prepared consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal quarter ending June 30, 2014, required to be furnished by the Company, are required to be furnished by October 31, 2014, instead of September 30, 2014 (the date established by the Fourth Amendment).

The above summary of the Fifth Amendment is qualified in its entirety by the full text of the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Credit Agreement was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on March 27, 2012, the First Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on April 4, 2014, the Second Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on June 4, 2014, the Third Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on July 2, 2014, and the Fourth Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on August 1, 2014, all of which are also incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 19, 2014, the Company received a notice from NYSE Regulations, Inc. that, as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”), the Company is subject to the procedures set forth in the New York Stock Exchange’s (“NYSE”) Listed Company Manual, Section 802.01E, “SEC Annual Report Timely Filing Criteria.” The Company was required to file its 2013 Form 10-K on or before March 18, 2014 (“Extended Filing Due Date”), since the Company timely filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) to extend the original filing due date of March 3, 2014.  The Company had six months from the Extended Filing Due Date to cure the deficiency.

On September 18, 2014, the Company was notified by the NYSE that the NYSE has granted the Company’s request for a listing extension through November 15, 2014.  The Company understands that the extension is subject to reassessment by the NYSE on an ongoing basis.  The Company is working diligently to complete the 2013 Form 10-K and file it as soon as practicable. Due to the uncertainty with respect to the timing of the completion of the necessary reviews and analyses, however, there can be no assurance that the Company will be able to file the 2013 Form 10-K within the extended cure period.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Sub-item (d) of Item 5.02:

(d)  The Company announced that effective on September 17, 2014, the Company’s Board of Directors elected Jerry M. Cohen to serve as a director on its Board of Directors.  Jerry M. Cohen, age 62, retired as a senior partner from Deloitte & Touche, LLP (“Deloitte”) in June 2014.  Mr. Cohen joined Deloitte in 1973, and served for over 40 years with that firm, providing business advisory and audit services to a wide range of global organizations, including small, mid and large cap multinational public companies.  Mr. Cohen worked with corporate boards of directors to develop, enhance and support corporate strategy and functioned as an advisor to senior executives and members of boards of directors.  During his career, Mr. Cohen also served in a wide variety of strategic and leadership roles at Deloitte, including: managing partner, Philadelphia office; member of the Mid-Atlantic Executive Committee; regional managing partner – Assurance and Advisory Operations, Midwest; member of the Assurance and Advisory Management Committee; and member of the Assurance and Advisory Partner Evaluation and Compensation Committee.

Mr. Cohen is expected to be appointed to the Audit Committee of the Company’s Board of Directors and as Chairman of the Audit Committee.  There are no arrangements or understandings between Mr. Cohen and any other person pursuant to which Mr. Cohen was elected to the Company’s Board of Directors. Since January 1, 2013, Mr. Cohen has not entered into any transaction in which he has a direct or indirect material interest and in which the Company or any of its subsidiaries is also a party, and Mr. Cohen is not currently considering any such transactions.  Mr. Cohen will receive the same compensation as the other non-employee Directors on the Company’s Board of Directors, except that:

•	the annual retainer to be paid to him with respect to his service on the Board in 2014 was pro-rated to $21,781; and
•
the value of the restricted stock unit (“RSU”) grant to be awarded to him with respect to his service on the Board in 2014 was pro-rated to $29,041, and the number of RSUs to be granted will be based on the closing market price of a share of the Company’s common stock on the grant date, which will be the third business day following the date as of which the Company becomes current in its filings with the Securities and Exchange Commission.

For additional information relating to the compensation arrangements applicable to the Company’s non-employee Directors, see "Compensation of Executive Officers and Directors—Director Compensation" in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 13, 2013.

Item 7.01 Regulation FD Disclosure

U.S. Securities and Exchange Commission

As previously disclosed, the Company has been subject to an investigation by the U.S. Securities and Exchange Commission (the “SEC”) concerning two private education loan programs for its students.  On August 7, 2014, the Company received a notice from the staff of the Division of Enforcement (the “Staff”) of the SEC, notifying the Company that the Staff had made a preliminary determination to recommend that the SEC file an enforcement action against the Company (a “Wells Notice”).  According to the Staff, the enforcement action would allege violations of Sections 10(b), 13(a) and 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), and Rules 10b-5, 12b-20, 13a-1, 13a-11, 13a-13 and 13a-15 under the Exchange Act.  The SEC’s notice said that the Staff’s recommendation may:

•	involve a civil injunctive action, public administrative proceeding and/or cease-and-desist proceeding against us; and
•	seek remedies that include an injunction, a cease-and-desist order and monetary relief, including civil monetary penalties.

A Wells Notice is neither a formal allegation nor a finding of wrongdoing.  Instead, it is a preliminary determination by the Staff to recommend that the SEC file a civil enforcement action or administrative proceeding against the recipient.  Under the SEC’s procedures, a recipient of a Wells Notice has an opportunity to respond in the form of a Wells submission that seeks to persuade the SEC that such an action should not be brought.  Accordingly, the Company made a submission to the Staff in response to the Wells Notice setting forth why no action should be commenced against the Company.  The Company intends to also continue to discuss these issues with the SEC.  Although the Company intends to defend itself vigorously against any legal action taken against it by the SEC, the Company cannot predict the outcome of any legal action or whether the matters will result in any settlement.  The ultimate outcome of the SEC investigation, any legal action by the SEC or any settlement could have a material adverse effect on the Company’s financial condition, results of operations and/or cash flows.

U.S. Department of Education

As previously disclosed, the Company’s institutions did not submit their 2013 audited consolidated financial statements and the compliance audits of their administration of the federal student financial aid programs under Title IV (the “Title IV Programs”) of the Higher Education Act of 1965, as amended, in which they participate (“Compliance Audits”) to the ED by the June 30, 2014 due date specified in the ED’s regulations.  As a result, on August 21, 2014, the ED informed the Company that the ED had determined that the Company’s institutions are not financially responsible, a determination based solely on the missed submission deadline, and not on an assessment of the Company’s financial condition.  Based on this determination, the ED, among other things:

•	required the Company’s institutions to submit a letter of credit payable to the ED in the amount of $79,707,879;
•	placed the Company’s institutions on heightened cash monitoring for the receipt of Title IV Program funds, instead of the ED’s standard advance payment method;
•	provisionally certified the Company’s institutions to participate in Title IV Programs;
•	requires the Company’s institutions to provide the ED with information about certain oversight and financial events, as described further below;
•
requires the Company to be able to demonstrate to the ED that, for the Company’s two most recent fiscal years, it was current on its debt payments and its institutions have met all of their financial obligations, pursuant to the ED’s standards; and

•	could require the Company’s institutions, in future years, to submit their audited financial statements and Compliance Audits to the ED earlier than six months following the end of their fiscal year.

The Company is required to submit the ED Letter of Credit on or before November 4, 2014.  The term of the ED Letter of Credit must be for a period that ends on November 4, 2019.  The Company will be required to adjust the amount of the ED Letter of Credit annually to 10% of the Title IV Program funds received by its institutions in the immediately preceding fiscal year.  The ED may terminate the Company’s institutions’ eligibility to participate in Title IV Programs, which would have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows, if the Company fails to:
•	submit an irrevocable letter of credit payable to the ED in the required amount and for the appropriate term on or before November 4, 2014; or
•	annually adjust the amount of the ED Letter of Credit to the appropriate amount.

Under heightened cash monitoring (“HCM”), before any of the Company’s institutions can request or draw down Title IV Program funds from the ED, the institution must:
•	make disbursements to students and parents for the amount of Title IV Program funds that those students and parents are eligible to receive; and
•	compile borrower-level records with respect to the disbursement of Title IV Program funds to each student and parent.

Once the HCM requirements are satisfied, the Company’s institutions may request or draw down Title IV Program funds from the ED in an amount equal to the actual disbursements made by the Company’s institutions.  The Company’s institutions will be subject to HCM until at least November 4, 2019.  The Company has implemented procedures to address the HCM requirements, and believes that compliance with those requirements will not impact the timing of its receipt of Title IV Program funds by more than one business day.

The Company’s institutions will be provisionally certified by the ED to participate in Title IV Programs until at least November 4, 2019.  Any institution provisionally certified by the ED must apply for and receive approval by the ED for any substantial change, before the institution can award, disburse or distribute Title IV Program funds based on the substantial change.  Substantial changes generally include, but are not limited to:
•	the establishment of an additional location;
•	an increase in the level of academic offering beyond those listed in the institution's Eligibility and Certification Approval Report with the ED;
•	an addition of any eligible non-degree education program or short-term training program; or
•	an addition of a degree program by a proprietary institution.

If an institution applies for the ED's approval of a substantial change, the institution must demonstrate that it has the financial and administrative resources necessary to assure the institution's continued compliance with the ED’s standards of financial responsibility and administrative capability.  If the Company is unable to obtain the required approvals from the ED for any new campuses or learning sites, or any new program offerings, or to obtain those approvals in a timely manner, its ability to operate the new campuses, add the learning sites or offer the new programs as planned would be impaired, which could have a material adverse effect on the Company’s expansion plans.

Further, the Company is required to provide information to the ED about any of the following events within 10 days of its occurrence:
•	any adverse action, including probation or similar action, taken against any of the Company’s institutions by their accrediting commissions, their state authorizing agencies or any federal agency;
•	any event that causes the Company to realize any liability that was noted as a contingent liability in its most recent audited financial statements;
•	any violation by the Company of any loan agreement;
•	any failure by the Company to make a payment in accordance with its debt obligations that results in a creditor filing suit to recover funds under those obligations;
•	any withdrawal of the Company’s shareholders’ equity or net assets by any means, including the declaration of a dividend;
•	any extraordinary loss by the Company, as defined under Accounting Principles Board Opinion No. 30; or
•	any filing of a petition by the Company for relief in bankruptcy court.

The Company’s notice to the ED of the occurrence of any of the above events must include the details of the circumstances surrounding the event and, if applicable, the steps the Company has taken, or plans to take, to resolve the issue.

The sanctions imposed on the Company by the ED described above could have a material adverse effect on the Company’s financial condition, results of operations, cash flows and ability to meet its contractual and regulatory obligations.  Further, there can be no assurance that the Company will be able to submit the ED Letter of Credit in the amount and for the term required by the ED, that the Company will be able to provide the cash collateral required to maintain the ED Letter of Credit or that the Company will be able to obtain any required annual increases in the amount of the ED Letter of Credit.  The Company’s provision of the cash required under the Credit Agreement to collateralize the ED Letter of Credit will have a material adverse effect on the Company’s liquidity, and will significantly reduce the amount of cash that it will have available for other purposes, including to satisfy its future payment obligations under the guarantee arrangements related to the two private education loan programs to which it is subject.  The fact that a significant amount of the Company’s cash will be held in connection with the ED Letter of Credit could also negatively affect the Company’s ability to satisfy the financial metrics of the ED, state education and professional licensing authorities and the accrediting commissions that accredit the Company’s institutions.

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

10.1
Fifth Amendment to Credit Agreement and Consent, dated as of September 15, 2014, by and among ITT Educational Services, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the inability of the company to file its 2013 Form 10-K during any available New York Stock Exchange (“NYSE”) cure period; the NYSE’s failure to grant a further extension of time in which the company can file the 2013 Form 10-K; the impact of the adverse actions by the ED related to the company’s failure to submit its 2013 audited financial statements and compliance audits with the ED by the due date; the impact of the consolidation of the financial results of a variable interest entity on the company and the regulations, requirements and obligations that it is subject to; the failure of the company to obtain further required amendments or waivers of noncompliance with covenants under its credit agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; issues related to the restatement of the company’s financial statements for the first three quarters of 2013; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; the company's ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2014

ITT Educational Services, Inc.

By:  /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Fifth Amendment to Credit Agreement and Consent, dated as of September 15, 2014, by and among ITT Educational Services, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent